FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                 (Date of earliest event reported)
                          April 19, 2000



                       US Airways Group, Inc.
                 (Commission file number: 1-8444)

                               and

                          US Airways, Inc.
                 (Commission file number: 1-8442)

    (Exact names of registrants as specified in their charters)



        Delaware               US Airways Group, Inc. 54-1194634
(State of incorporation        US Airways, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                       US Airways Group, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-7000
       (Registrant's telephone number, including area code)



                          US Airways, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-7000
       (Registrant's telephone number, including area code)





Item 5. Other Events

     On April 19, 2000, US Airways Group, Inc. (US Airways Group or the "Company") and US Airways, Inc. (US Airways) issued a news release disclosing the results of operations for both companies for the three months ended March 31, 2000, and selected operating and financial statistics for US Airways for the same period (see Exhibit 99 to this report).

     Rakesh Gangwal, President and Chief Executive Officer of both US Airways Group and US Airways, Lawrence M. Nagin, Executive Vice President--Corporate Affairs and General Counsel of both companies, Thomas A. Mutryn, Senior Vice President--Finance and Chief Financial Officer of both companies and Greg Taylor, Senior Vice President-- Planning for US Airways, spoke with industry analysts on a conference call following the news release.

     During the call, additional information related to the Company's purchases of its common stock and select balance sheet information was provided. During the first part of January 2000, the Company purchased 155,000 shares for approximately $5 million. The Company's cash position as of March 31, 2000 was $1.4 billion, which included $500 million of borrowing under the Company's revolving credit facility. Total debt including capital lease obligations as of March 31, 2000 was $2.9 billion.

     The following information was also disclosed during the call:

-- For the second quarter of 2000, unit cost is expected to be flat year-over-year. Unit cost adjusting for fuel is expected to improve 3% to 4%. Greater improvements are expected in the third quarter due to better operating performance, more capacity and longer stage length flying.

-- Year-over-year unit revenue performance for the second quarter is expected to improve compared to the prior two quarters.

-- Available seat miles is expected to increase 11.5% year-over-year for the second quarter. This will be driven by a 25% increase in transatlantic flying, a 14% increase in long-haul east-west flying out hubs and improved operation performance.

-- For the second half of 2000, available seat miles is expected to increase 12%. Approximately 1/3 of the increase is expected to come from long-haul growth in the core network, another 1/3 of the increase is expected to come from growth in the transatlantic operation and the remaining growth is expected to be equally split between larger aircraft in the domestic operation and improvements in operating performance.

-- Available seat miles for 2000 is expected to increase approximately 10.5% versus 1999.

-- Load factor is expected to be flat for the second quarter when compared to prior year.

-- The backlog of aircraft returning from maintenance has been successfully eliminated. Previously, this backlog was expected to be resolved by July 1, 2000.

     Certain of the information discussed on the conference call should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which is subject to a number of risks and uncertainties. The preparation of forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside US Airways' control. Specific factors that could cause actual results to differ materially from those set forth in the forward-looking statements include: economic conditions, labor costs; aviation fuel costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation; consumer perceptions of US Airways' products; demand for air transportation in the markets served by US Airways'; other operational matters and other risks and uncertainties listed from time to time in US Airways' reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. US Airways assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.




Item 7.   Financial Statements and Exhibits

(c)  Exhibits

Designation                      Description
-----------                      -----------
    99        News release dated April 19, 2000 of US Airways
              Group, Inc. and US Airways, Inc.









                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                              US Airways Group, Inc. (REGISTRANT)

                              /s/ Anita P. Beier
Date: April 19, 2000     By:  --------------------------------
                              Anita P. Beier
                              Vice President and Controller
                              Chief Accounting Officer

                              US Airways, Inc. (REGISTRANT)

                              /s/ Anita P. Beier
Date: April 19, 2000     By:  --------------------------------
                              Anita P. Beier
                              Vice President and Controller
                              Chief Accounting Officer









            (this space intentionally left blank)







        US AIRWAYS GROUP 1ST QUARTER LOSS IS $115 MILLION,
          EXCLUDING ACCOUNTING CHARGE OF $103 MILLION

     ARLINGTON, Va., April 19, 2000 - US Airways Group, Inc., reported a net loss of $115 million and an operating loss of $139 million for the first quarter of 2000, excluding an after-tax accounting charge of $103 million. Operating revenues for the period were $2.1 billion. On a diluted per-share basis, the net loss for the quarter was $1.72, excluding the accounting charge.

     Including the accounting charge - a change involving the way in which frequent flyer partner revenue is recognized under accounting rules- the net loss was $218 million and on a diluted per-share basis, the loss was $3.27.

     While sharply increased fuel costs accounted for a significant portion of the losses, the company's performance also was affected by weather in January and by uncertainties among customers related to labor discussions in March.

     "The unique challenges US Airways faced over the past year are largely behind us and we look forward to operating a quality airline and realizing US Airways' potential. US Airways' employees already are focusing on this vision of the future through vastly improved operational performance," said US Airways President and CEO Rakesh Gangwal.

     "I am pleased that we are all once again focused on our customers," said US Airways Chairman Stephen M. Wolf.

    The cost of aviation fuel during the first quarter rose from
43.27 cents per gallon in 1999 to 88.81 cents per gallon in 2000, an increase of 105.2 percent. Combined with an increase in available seat miles flown of 6.5 percent, this led to an increase in fuel costs for the quarter of $145 million to $274 million. Meanwhile unit passenger revenue for the quarter, after adjusting for the accounting change, was down from 12.01 cents

                              -more-

US AIRWAYS GROUP 1ST QUARTER LOSS IS
$115 MILLION, EXCLUDING ACCOUNTING
CHARGE OF $103 MILLION
Page Two
April 19, 2000


in the first quarter of 1999 to 11.20 cents in 2000, reflecting a decrease of 1.5 percent in the number of passengers flown as customers booked away from US Airways during the period of flight uncertainty in March.

     Gangwal noted that the cost of fuel is beginning to decline and that US Airways reached a tentative agreement with the Association of Flight Attendants on March 25.

     Operating revenues for the first quarter were $2.1 billion, up
1.7 percent over the first quarter of 1999, after adjusting for the accounting change, while operating expenses were up 12.8 percent to $2.2 billion. Unit cost for US Airways, Inc. for the quarter was
13.39 cents, up by 5.0 percent as compared to the first quarter of
1999.   Revenue passenger miles for the quarter increased 1.1 percent over 1999 as available seat miles increased 6.5 percent. The passenger load factor for the period was 64.2 percent, a decrease of
3.5 percentage points as compared to the first quarter of 1999.


                               -30-



NUMBER:  3872
                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                                  Three Months Ended March 31,
                              -----------------------------------
                                 2000          1999      % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    1,884    $    1,856        1.5
 Cargo and freight                   39            40       (2.5)
 Other                              175           176       (0.6)
                              ---------     ---------
  Total Operating Revenues        2,098         2,072        1.3

Operating Expenses
 Personnel costs                    876           801        9.4
 Aviation fuel                      274           129      112.4
 Commissions                         90           124      (27.4)
 Aircraft rent                      126           114       10.5
 Other rent and landing fees        112           108        3.7
 Aircraft maintenance               130           117       11.1
 Other selling expenses             108           101        6.9
 Depreciation and amortization       91            80       13.8
 Other                              430           409        5.1
                              ---------     ---------
  Total Operating Expenses        2,237         1,983       12.8
                              ---------     ---------
  Operating Income (Loss)          (139)           89     (256.2)

Other Income (Expense)
 Interest income                     13            15      (13.3)
 Interest expense                   (57)          (50)      14.0
 Interest capitalized                 9             8       12.5
 Other, net                          (1)           13     (107.7)
                              ---------     ---------
  Other Income (Expense), Net       (36)          (14)     157.1
                              ---------     ---------
Income (Loss) Before Taxes and
 Cumulative Effect of
 Accounting Change                 (175)           75     (333.3)

  Provision (Credit) for
   Income Taxes                     (60)           29     (306.9)
                              ---------     ---------
Income (Loss) Before Cumulative
 Effect of Accounting Change       (115)           46     (350.0)

Cumulative Effect of Accounting
 Change, Net of Applicable
 Income Taxes of $63 Million       (103)           --         --
                              ---------     ---------
Net Income (Loss)            $     (218)   $       46     (573.9)
                              =========     =========

Earnings (Loss) per Common Share
 Basic
  Before Accounting Change   $    (1.72)   $     0.57     (401.8)
  Effect of Accounting
   Change                    $    (1.55)   $       --         --
                              ---------     ---------
  Earnings (Loss) per
   Common Share              $    (3.27)   $     0.57     (673.7)
                              =========     =========

 Diluted
  Before Accounting Change   $    (1.72)   $     0.56     (407.1)
  Effect of Accounting
   Change                    $    (1.55)   $       --         --
                              ---------     ---------
  Earnings (Loss) per
   Common Share              $    (3.27)   $     0.56     (683.9)
                              =========     =========

Shares Used for Computation (000)
 Basic                           66,500        79,464
 Diluted                         66,500        80,953




                        US Airways, Inc.               NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                Three Months Ended March 31,
                              -----------------------------------
                                                            %
                                2000        1999          Change
                              ---------   -----------    --------
Operating Revenues
 Passenger transportation    $    1,684    $    1,661        1.4
 US Airways Express
  transportation revenues           191           177        7.9
 Cargo and freight                   38            39        (2.6)
 Other                              146           163      (10.4)
                              ---------     ---------
  Total Operating Revenues        2,059         2,040        0.9

Operating Expenses
 Personnel costs                    812           744        9.1
 Aviation fuel                      253           119      112.6
 Commissions                         83           113      (26.5)
 Aircraft rent                      108            98       10.2
 Other rent and landing fees        101            99        2.0
 Aircraft maintenance               103            88       17.0
 Other selling expenses              97            91        6.6
 Depreciation and amortization       82            73       12.3
 US Airways Express capacity
  purchases                         179           146       22.6
 Other                              376           376         --
                              ---------     ---------
  Total Operating Expenses        2,194         1,947       12.7
                              ---------     ---------
  Operating Income (Loss)          (135)           93     (245.2)

Other Income (Expense)
 Interest income                     24            49      (51.0)
 Interest expense                   (57)          (50)      14.0
 Interest capitalized                 3             4      (25.0)
 Other, net                          (1)           13     (107.7)
                              ---------     ---------
  Other Income (Expense), Net       (31)           16     (293.8)
                              ---------     ---------
Income (Loss) Before Taxes
 and Cumulative Effect of
 Accounting Change                 (166)          109     (252.3)

  Provision (Credit) for
   Income Taxes                     (58)           42     (238.1)
                              ---------     ---------
Income (Loss) Before
 Cumulative Effect of
 Accounting Change                 (108)           67     (261.2)


Cumulative Effect of
 Accounting Change, Net
 of Applicable Income
 Taxes of $63 Million              (103)           --         --
                              ---------     ---------
Net Income (Loss)            $     (211)   $       67     (414.9)
                              =========     =========





                         US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                   Three Months Ended March 31,
                                                          %
                                    2000       1999     Change
                                  -------    -------   --------
Revenue passengers (thousands)*    12,804     12,998    (1.5)
Total revenue passenger miles
 (millions)                         9,676      9,573     1.1
Revenue passenger miles
 (millions)*                        9,660      9,553     1.1
Total available seat miles
 (millions)                        15,057     14,134     6.5
Available seat miles(millions)*    15,037     14,107     6.6
Passenger load factor*               64.2%      67.7%   (3.5)pts.
Break-even load factor (Note 2)      70.8%      65.0%    5.8 pts.
Yield* (Note 3)                     17.43c     17.73c   (1.7)
Passenger revenue per available
 seat mile* (Note 3)                11.20c     12.01c   (6.7)
Revenue per available seat mile
 (Notes 2 and 3)                    12.40c     13.12c   (5.5)
Cost per available seat mile
 (Note 2)                           13.39c     12.75c    5.0
Average passenger journey (miles)*    754        735     2.6
Average stage length (miles)*         614        614      --
Revenue aircraft miles (millions)*    111        105     5.7
Cost of aviation fuel per gallon    88.81c     43.27c  105.2
Cost of aviation fuel per gallon
 (excluding fuel taxes)             82.32c     37.17c  121.5
Gallons of aviation fuel consumed
 (millions)                           285        275     3.6
Schedule mileage completion factor*  96.7%      96.1%    0.6 pts.
Number of aircraft in operating
 fleet at period-end                  387        377     2.7

Full-time equivalent employees at
 period-end                        42,727     38,832    10.0

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways' "mainline" operations and the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude the revenues and expenses generated under capacity purchase arrangements
        US Airways has with certain US Airways Express air carriers.

Note 3. Effective January 1, 2000, US Airways modified its accounting policy related to Dividend Mile revenue recognition in connection with guidance found in the Securities and Exchange Commission Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements." The 1999 amount has been adjusted to show what US Airways would have reported if the new accounting policy had been in effect in all years prior to 2000


                             US Airways Group, Inc.             NEWS RELEASE
                             SUPPLEMENTAL SCHEDULE

                                  (unaudited)
                  (dollars in millions, except per share amounts)


                                        Three Months Ended March 31,
                             -----------------------------------------------

                                            As
                                         Reported           Pro Forma
                                           1999       %       1999      %
                              2000      (Note 1)   Change  (Note 1)  Change
                             --------   ----------  ------  --------- ------
US AIRWAYS GROUP, INC.
Operating Revenues
 Passenger transportation    $  1,884   $  1,856      1.5   $  1,889   (0.3)
 Cargo and freight                 39         40     (2.5)        40   (2.5)
 Other                            175        176     (0.6)       134   30.6
                             --------   --------            --------
  Total Operating Revenues   $  2,098   $  2,072      1.3   $  2,063    1.7
                             ========   ========            ========
Net Income (Loss)            $   (218)  $     46   (573.9)  $     40 (645.0)
                             ========   ========            ========

Earnings (Loss) per Common Share
 Basic                       $  (3.27)  $   0.57   (673.7)  $   0.50 (754.0)
 Diluted                     $  (3.27)  $   0.56   (683.9)  $   0.49 (767.3)


US AIRWAYS, INC.
Operating Revenues
 Passenger transportation    $  1,684   $  1,661      1.4   $  1,694   (0.6)
 US Airways Express
  transportation revenue          191        177      7.9        177    7.9
 Cargo and freight                 38         39     (2.6)        39   (2.6)
 Other                            146        163    (10.4)       121   20.7
                             --------   --------            --------
  Total Operating Revenues   $  2,059   $  2,040      0.9   $  2,031    1.4
                             ========   ========            ========
Net Income (Loss)            $   (211)  $     67   (414.9)  $     61 (445.9)
                             ========   ========            ========




Note 1. Effective January 1, 2000, US Airways modified its accounting policy related to Dividend Miles revenue recognition in connection with guidance found in the Securities and Exchange Commission Staff Accounting Bulletin 101,"Revenue Recognition in Financial Statements." The Pro Forma 1999 amounts above are provided to show what US Airways would have reported if the new accounting policy had been in effect in all years prior to 2000.